UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500 Brentwood, Tennessee 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 14, 2020, Logan Laboratories, LLC (“Logan Labs”), a toxicology laboratory based in Tampa, Florida that provides urine testing services, and Tampa Pain Relief Centers, Inc. (“Tampa Pain” and, together with Logan Labs, the “Companies”), a pain management medical practice based in Tampa, Florida, both indirect wholly-owned subsidiaries of Surgery Partners, Inc. (the “Company”), entered into a settlement agreement (the “Settlement Agreement”) with the United States of America, acting through the United States Department of Justice (“DOJ”) and on behalf of the Office of Inspector General of the Department of Health and Human Services (“OIG-HHS”), the Defense Health Agency, acting on behalf of the TRICARE Program, the Office of Personnel Management, as the administrator of the Federal Employees Health Benefits Program, the Office of Workers Compensation Programs of the United States Department of Labor, which administers federal workers compensation claims for federal employees, including the United States Postal Service, and the United States Department of Veterans Affairs (collectively, the “United States”) and certain other parties to resolve the pending DOJ investigation. As part of the Settlement Agreement, the DOJ asserted that certain urine tests ordered by Tampa Pain’s physicians and conducted at Tampa Pain and Logan Labs for patients receiving opioid therapy to manage pain were not medically necessary and the resulting claims submitted to the United States violated the federal False Claims Act (the “Covered Conduct”).
Under the terms of the Settlement Agreement, the Companies will pay a total of $40.0 million plus accrued interest from March 14, 2019, at the rate of 2.75% per annum to the United States and participating states (the “Settlement Amount”). The Settlement Amount is expected to be paid on the following schedule: the forfeiture of $7.5 million of approved, paid claims currently held in suspense by the United States and the payment of $1.8 million plus accrued interest within 20 business days of the date of the Settlement Agreement and the payment of $30.7 million plus accrued interest on April 1, 2021. The Company previously recorded a litigation-related charge of $46.0 million relating to an anticipated resolution of the Covered Conduct on the consolidated statements of operations for the year ended December 31, 2018.
Under the Settlement Agreement, the United States agrees to release the Companies from any civil or administrative monetary liability arising from the Covered Conduct. Additionally, under the Settlement Agreement, the OIG-HHS agrees, conditioned upon the Companies’ full payment of the Settlement Amount, and in consideration of Logan Labs’ and Tampa Pain’s obligations under their respective Corporate Integrity Agreements (as defined and described below), to release its permissive exclusion rights and refrain from instituting any administrative action seeking to exclude the Companies from participating in Medicare, Medicaid or other Federal health care programs as a result of the Covered Conduct.
The Settlement Agreement contains no admissions of liability on the part of the Companies or the Company.
In connection with the resolution of this matter, and in exchange for the OIG-HHS’s agreement not to exclude the Companies from participating in the federal health care programs, Tampa Pain will enter into a five-year corporate integrity agreement and Logan Labs will enter into a three-year corporate integrity agreement (together, the “Corporate Integrity Agreements”) with the OIG-HHS.
The foregoing description of the Settlement Agreement is qualified in its entirety by the full terms of the Settlement Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter.
Item 2.02 Results of Operations and Financial Condition
The information set forth under Item 7.01 is incorporated by reference into this Item 2.02.
In accordance with General Instruction B.2 of Form 8-K, the information under Items 2.02 and 7.01 in this Current Report on Form 8-K shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure.
The Company reported on March 18, 2020, that it had withdrawn its previously announced full-year 2020 outlook. The Company operates a national network of 127 surgical facilities, comprised of 111 ambulatory surgery centers (“ASCs”) and 16 hospitals across 30 states as of March 31, 2020. Due in part to local, state and federal guidelines as well as recommendations from major medical societies, social distancing and self-quarantines in response to the COVID-19 pandemic, most of the Company’s surgical facilities are experiencing significantly lower surgical case volume. As of April 15, 2020, many of the

Company’s ASCs are performing surgical procedures at a reduced schedule of one to two days a week (or approximately 10% to 20% normal operating levels) and its hospitals, in aggregate, are performing surgical procedures at approximately 20% to 40% of normal operating levels. The impact of COVID-19 on the Company’s surgical facilities varies based on the market in which the facility operates, the type of surgical facility and the procedures that are typically performed. It is difficult to predict the duration of this lower surgical case volume and the volume and timing of any potential recapture of backlogged cases once restrictions are eased.
The Company’s operating structure naturally enables some flexibility in its cost structure according to the volume of surgical procedures performed, including much of the Company’s cost of revenues. In addition to the natural variability of these costs, the Company and its partners in its surgical facilities are undertaking additional steps to preserve financial flexibility. Actions underway include furloughing employees, converting salaried employees to an hourly pay rate, negotiating with the Company’s vendors and lessors for revised payment terms and reducing corporate payroll costs. During the fiscal year ended December 31, 2019, the Company had average quarterly operating expenses of approximately $380 million, excluding approximately $19 million of depreciation and amortization expense. Management estimates that the actions it has taken in response to the COVID-19 crisis have lowered these cash operating expenses by approximately 45% to 55%.
Beginning mid-March and lasting at least into the second quarter of 2020, the Company projects that net revenue will be negatively impacted by COVID-19. Even after taking into account the management actions described above, the volume reductions the Company is experiencing will likely result in materially higher losses and material decreases in Adjusted EBITDA until utilization normalizes, and the Company cannot be certain if or when that will occur.
At March 31, 2020, the Company’s available cash and cash equivalents totaled approximately $185 million. As previously disclosed, on March 18, 2020, the Company drew down the available capacity under its $120.0 million Revolving Credit Facility (excluding $7.1 million of capacity for outstanding letters of credit).
During the fiscal year ended December 31, 2019, the Company had average quarterly cash interest payments of approximately $45 million, distributions to minority interests of approximately $30 million and capital expenditures of approximately $12 million (excluding capital expenditures associated with Idaho Falls Community Hospital). In response to the COVID-19 crisis, cash distributions from subsidiaries have been significantly reduced, capital expenditures for non-essential assets have also been significantly reduced and we have slowed the pace of pipeline acquisitions to enhance our financial flexibility. Reductions in distributions to Surgery Partners parent companies may adversely impact our corporate liquidity. Additionally, the Company is closely managing its working capital as it continues to bill and collect for services rendered and extend payments on traditional accounts payables.
The Company is closely monitoring legislative actions at federal and state levels including the impact of the CARES Act and other governmental assistance on its business. Programs that may benefit the Company include:

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Social Security Payroll Match. The CARES act provides for the deferral of the social security payroll tax match of 6.2%, which will be deferred for the remainder of 2020. The Company expects that this will result in it not having to fund approximately $15 to $20 million of taxes in 2020. Half of this amount (approximately $8 to $10 million) would have to be paid in December 2021 and the other half in December 2022.

•
CMS Direct Grants. On Tuesday, April 7th, Centers for Medicare and Medicaid Services (“CMS”) officials indicated they will distribute $30 billion of direct grants to hospitals, ASCs and other health care providers based on how much they bill Medicare. These grants were received by Surgery Partners facilities starting on April 10, 2020 and we estimate that Surgery Partners’ subsidiaries received grants of approximately $25 million, in the aggregate.

•
Medicare Advance Payment Program. Additionally, for the majority of its facilities, the Company has already applied to receive payments under the Medicare Advanced Payment program, which allows for most providers and suppliers, including the Company’s ASCs, to request up to 100% of the Medicare FFS payment amount for a three-month period. Hospitals can request up to 100% of the payment amount for a six-month period, with certain critical access hospitals able to request up to 125% of the payment for a six-month period. Advances under this program could total up to $150 million of accelerated payments for the facilities the Company manages, based on our recent Medicare business levels. CMS has instructed its Medicare Administrative Contractors (“MAC”) to review and issue advance payments within seven (7) calendar days of receiving an advance payment request. Repayment of advance payments will commence 120 days after the date the payment is issued and will be effectuated via an automatic 100% offset against future claims payments. Hospitals will have one year from the date the payment is received to repay the advance payments; all other providers will have 210 days to repay the advance payment.

The impact of the above programs, and any additional clarifications from the Administration as they continue to implement the CARES Act and other governmental assistance programs, is not reflected in the Company’s estimated cash balances as of March 31, 2020. The Company is also actively reviewing other options to obtain additional capital, including, but not limited to, continuing to pursue in-process asset sales.

The foregoing financial information at and for the quarter ended March 31, 2020 is unaudited and subject to quarter-end adjustments in connection with the completion of our customary financial closing procedures. Such changes could be material.
Cautionary Note Regarding Forward-Looking Statements
This current report contains forward-looking statements, including those regarding the impact of the COVID-19 outbreak and public health measures to address it on the Company, the Company’s participation in state and local healthcare systems, and the ability of the Company to benefit from the CARES act as well as other relief legislation, including the timing and amount of any payments under such program. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” “may,” “could,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, the duration and severity of the COVID-19 outbreak in the United States and the regions in which we operate, the impact to the state and local economies of prolonged shelter in place orders and the pandemic generally, our ability to respond nimbly to challenging economic conditions, the unpredictability of our case volume both in the current environment and if and when restrictions are eased, our ability to preserve or raise sufficient funds to continue operations throughout this period of uncertainty, including through our in-process asset sales, which may not occur during this period of uncertainty, if at all, the impact of our cost-cutting measures on our future performance, our ability to defer payments, including certain lease payments, our ability to cause distributions from our subsidiaries, the responsiveness of our payers, including Medicaid and Medicare, to the challenging operating conditions, including their willingness and ability to continue paying in a timely manner and to advance payments in a timely manner, if at all and the other risks identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGERY PARTNERS, INC.

By:	/s/ Thomas F. Cowhey Thomas F. Cowhey Executive Vice President and Chief Financial Officer
Date: April 15, 2020